EXHIBIT 10.1

AMENDMENT NO. 1 TO

LOAN AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of January 7, 2021, to that certain Loan Agreement, between 620 Dyer LLC, a California limited liability company (the “Borrower”) and Elizon DB Transfer Agent LLC, a Delaware limited liability company, as assignee of Elizon RD SBC 2018-1 LLC and RD Dyer LLC (the “Lender”), dated as of January 18, 2018 (the “Loan Agreement”), is made and entered into by and between the Borrower and the Lender. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Loan Agreement.

WHEREAS, pursuant to the definition of Maturity Date, the Borrower may extend the Maturity Date to January 18, 2022 (the “New Maturity Date”) subject to the payment of an extension fee on January 18, 2021 (the “Extension Fee”);

WHEREAS, the Borrower has given the Lender notice that it wishes to extend the Maturity Date but wishes to extend the due date of the Extension Fee; and

WHEREAS, the Lender agrees to extend the Maturity Date to the New Maturity Date and the due date of the Extension Fee subject to the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the mutual agreements and subject to the conditions contained herein, intending to be legally bound hereby, the parties agree as follows:

Section 1. Amendments to Loan Agreement. Effective on the date hereof, the following amendments are made to the Loan Agreement:

a) The definition of “Maturity Date” in the Loan Agreement is hereby amended to read in its entirety as follows:

“Maturity Date” means the date of which the final payment of principal of the Note becomes due and payable as herein and therein provided, whether at the stated Maturity Date, by declaration of acceleration, extension or otherwise. The stated Maturity Date is January 18, 2022.

b) A new section 2.5.5 is hereby inserted at the end of Section 2.5 of the Loan Agreement to read in its entirety as follows:

2.5.5 Extension Fee. In consideration for the extension of the Maturity Date to January 18, 2022, the Borrower shall pay to the Lender a one-time extension fee in an amount equal to 1% of the Outstanding Principal Balance as of December 19, 2020, which shall be deemed fully earned on December 19, 2020 and shall be payable in full on the earlier of (a) the Maturity Date, (b) July 18, 2021 and (c) the fist date on which the Borrower, the Guarantor or any Affiliate thereof closes, and receives any proceeds or other consideration from, the sale, transfer, assignment of any interest, directly or indirectly, of (i) any real estate property (or any Indebtedness or Securities owned by the Borrower, the Guarantor or any Affiliate thereof of any special purpose vehicle or other Person owning real estate property) or (ii) any Indebtedness or Securities of Hydrofarm Holdings Group Inc. (Nasdaq HYFM) or its Affiliates. For purpose of this section, (x) “Capital Stock” means any share, participation or other equivalent (however designated) of the capital stock of a corporation, any equivalent ownership interest in any other Person, including partnership interests and membership interests, and any warrant, right or option to purchase or other arrangement (including through a conversion or exchange of any other property) to acquire or subscribe for any item otherwise satisfying the definition of “Capital Stock,” whether or not presently convertible, exchangeable or exercisable; (y) “Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, conveyance, transfer, assignment or other disposition to, or any exchange of property (other than cash or cash equivalents) with, any Person of, or any other transaction permitting any Person to acquire, in one transaction or a series of transactions, any interest in, all or any part of a business or any property of any kind (other than cash or cash equivalents) including a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable; and (z) “Securities” means any Capital Stock, voting trust certificates, certificates of interest or participation in any profit‑sharing Contractual Obligation or arrangement, loans, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, any other item commonly known as “security,” any other item treated as “security” under the Securities Act, the Investment Advisers Act of 1940 or any other Legal Requirement of the United States or Canada, any State, province or any political subdivision of either of them and any certificate of interest, share or participation in temporary or interim certificates for the purchase or acquisition of, or any option, warrant, right to subscribe to, purchase or acquire, or any Derivative valued by reference to, any item otherwise qualifying as Security hereunder.

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Section 2. Release. In further consideration for the execution of this amendment by the Lender and without limiting any rights or remedies the Lender may have, the Borrower and Guarantor, on behalf of itself and each of its subsidiaries, hereby release each of the Lender and each of its Related Parties (each a “Releasee” and, collectively, the “Releasees”) from any and all Claims that any of the Borrower, the Guarantor or any of its Affiliates has or may have against any Releasee, under the Loan Agreement or any other Loan Document, any obligation or liability owing thereunder and any legal relationship that exists or may exist between any Releasee and any of the Borrower, the Guarantor or any of its Affiliates under the Loan Agreement or any other Loan Document. The Borrower, for itself and for its Subsidiaries, acknowledges and agrees that it or its Subsidiaries may discover information later that could have affected materially their willingness to agree to the release in this paragraph and that neither such possibility, which it took into account when executing this amendment, nor such discovery, as to which it expressly assumes the risk, shall affect the effectiveness of the release in this paragraph, and waives the benefit of any legal requirement that may provide otherwise. As used in this paragraph, (A) “Claims” means all liabilities, rights, demands, covenants, duties, obligations (including, without limitation, indebtedness, receivables and other contractual obligations), claims, actions and causes of actions, suits, disputes, judgments, damages, settlements, losses, debts, responsibilities, fines, penalties, sanctions, commissions and interest, disbursements, taxes, charges, interest, costs, fees and expenses (including, without limitation, fees, charges and disbursements of financial, legal and other advisors, consultants and professionals and, if applicable, any value-added and other taxes and charges thereon), in each case of any kind or nature, whether joint or several, whether now existing or hereafter arising and however acquired and whether or not known, asserted, direct, contingent, liquidated, due, consequential, actual, punitive or treble and (B) ”Related Party” means, with respect to any Person, any Affiliate of such Person or of another Related Party of such Person and such Person’s and such Affiliate’s predecessors, successors, assigns, managers, members, partners, directors, officers, staff members (including, without limitation, individuals with independent contractor or similar status), agents, attorneys-in-fact, trustees, fiduciaries, representatives and advisors.

Section 3. Guaranty. The Guarantor hereby agrees that it continues to guaranty, pursuant to the Guaranty, as primary obligor and not as surety, the full and punctual payment when due of the obligations owing under the Loan Agreement and the other Loan Documents as modified hereby (as limited by the original terms of the Guaranty) and that the terms hereof shall not affect in any way its obligations and liabilities, as expressly modified hereby, under the Loan Documents. The Borrower and the Guarantor hereby reaffirm (a) all such obligations and liabilities, and agrees that such obligations and liabilities shall remain in full force and effect and (b) the security interests granted under the Loan Documents, and agrees that such security interests shall continue to secure such obligations and liabilities.

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Section 4. Remainder of Loan Documents. Except as set forth herein, the Loan Agreement and each other Loan Document is ratified and confirmed in all respects and shall not be amended or otherwise modified. All other terms and conditions of the Loan Agreement not in conflict with the terms of this Amendment shall remain in full force and effect. For the avoidance of doubt, the parties agree that no late fees, penalty interest, liquidated damages or any other amounts shall be due as a result of this Amendment. The execution, delivery and effectiveness of this amendment shall not, except as expressly provided herein, (A) waive or modify any right, power or remedy under, or any other provision of, the Loan Agreement or any other Loan Document or (B) commit or otherwise obligate the Lender to enter into or consider entering into any other amendment, waiver or modification of the Loan Agreement or any other Loan Document.

Section 5. Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York and not by choice of law principles or the laws of any other state. This Amendment (i) is for the exclusive benefit of the parties hereto and, together with the Loan Agreement and the other Loan Documents, constitutes the entire agreement of such parties, superseding all prior agreements among them, with respect to the subject matter hereof, (ii) may be modified, waived or assigned only in writing and only to the extent such modification, waiver or assignment would be permitted under the Loan Agreement and the other Loan Documents (and any attempt to assign this amendment without such writing shall be null and void). The fact that any term or provision of this amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 6. Entire Agreement and Amendments. The Loan Agreement, as amended by this Amendment, embodies the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties.

Section 7. Counterparts. This Amendment (or the signature pages hereof) may be executed in any number of counterparts; all such counterparts shall be deemed to constitute one and the same instrument; and each of said counterparts shall be deemed an original hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BORROWER:

620 dyer llc

By:	/s/ Derek Peterson
Name:	Derek Peterson
Title:	CEO

GUARANTOR:

TERRA TECH CORP.

By:	/s/ Francis Knuettel II
Name:	Francis Knuettel II
Title:	CEO/President

LENDER:

ELIZON DB TRANSFER AGENT LLC

By:	/s/ Ryan Connolly
Name:	Ryan Connolly
Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDMENT 1 TO LOAN AGREEMENT

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